Exhibit 1.1

BORGWARNER INC.

€1,000,000,000 1.000% SENIOR NOTES DUE 2031

UNDERWRITING AGREEMENT

May 12, 2021

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

BorgWarner Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”) and for whom Deutsche Bank AG, London Branch, Merrill Lynch International and J.P. Morgan Securities plc are acting as lead managers (the “Lead Managers”), the principal amount of its 1.000% Senior Notes due 2031 set forth in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. This Agreement, the Indenture and the Securities are referred to herein collectively as the “Operative Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated February 18, 2020 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.”

The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including the documents, if any, incorporated by reference therein, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the Time of Sale (as defined below) in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus as of its date and, as amended or supplemented, if applicable, as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Lead Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee. The term “Time of Sale” means 11:40 a.m. (New York City time) on May 12, 2021, which is the first time when sales of the Securities are made by the Underwriters.

(c)    The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and road shows each furnished to the Lead Managers before first use, the Company has not prepared, used or referred to, and will not, without the Lead Managers’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, property, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(e)    Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated, organized, qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for minority interests set forth in a schedule previously provided by the Company to the Underwriters) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)    The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, and on the Closing Date will be duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)    The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, each Operative Document will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under any Operative Document, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Time of Sale Prospectus and the Prospectus, and proceedings that would not have a Material Adverse Effect, (ii) that, individually or in the aggregate, could adversely affect the power or ability of the Company to perform its obligations under any Operative Document or to consummate the transactions contemplated by the Prospectus or (iii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(p)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(q)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(r)    The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of the Senior Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, fairly summarize such terms in all material respects.

(s)    PricewaterhouseCoopers LLP, who have audited the financial statements of the Company and its subsidiaries as of December 31, 2020 and December 31, 2019 and for each of the years in the three-year period ended December 31, 2020, and have audited the Company’s internal control over financial reporting as of December 31, 2020, is the independent registered public accounting firm for the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(t)    The Company, in respect of itself and its subsidiaries, maintains a system of internal control over financial reporting (as such term is defined in Rule 13a- 15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting was effective as of December 31, 2020 and the Company is not aware of any material weaknesses in its internal control over financial reporting with respect to the Company and its subsidiaries.

(u)    Except as disclosed in the Time of Sale Prospectus and in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting,

(v)    The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of December 31, 2020.

(w)    The Company’s historical financial statements and the related notes thereto included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as described in the notes to such financial statements; and the other historical financial information of the Company included or incorporated by reference in the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby.

(x)    The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)    Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Anti-Bribery Convention”) or the U.K. Bribery Act 2010 (the “Bribery Act”), or any other applicable anti-bribery or anti-corruption laws, including, without limitation, (i) using any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) making or taking an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or (iii) making, offering, agreeing, requesting or taking an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(z)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)    (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria.

(ii)    The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Each of the Underwriters (other than Merrill Lynch International) agrees and confirms that it does not seek and is not entitled to the benefit of the representation and covenants given in Sections 1(aa)(i) and (ii) to the extent that those provisions would result in a violation of (i) Council Regulation (EC) 2271/1996 (as amended), including as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), and/or any associated and applicable national law, instrument or regulation related thereto; (ii) any other applicable and similar anti-boycott law, instrument or regulation applicable in the United Kingdom; or (iii) in the case of Deutsche Bank AG, London Branch only, Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any similar applicable anti-boycott law or regulation.

(bb)     The Company has not issued any press or other public announcement referring specifically to the proposed issue of, or the terms of, the Securities other than those announcements that adequately disclosed that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Company, the Underwriters, the Lead Managers or any other entity undertaking stabilization in connection with the issue of the Securities) and, in connection therewith, the Company authorized the Lead Managers to make all appropriate disclosure in relation to stabilization instead of the Company.

(cc)    In each case, to the knowledge of the Company, (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) used by the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries, taken as a whole, as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and (iii) there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are currently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Lead Managers or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.    Agreements to Sell and Purchase.

(a)    The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

(b)    Each Underwriter represents and agrees that: (i) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA would not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom. For the purposes of this Section 2(b), the expression “retail investor” means a person who is one (or more) of the following:

(A)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(B)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive (as defined in Section 2(c) below), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

(c)    Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this Section 2(c):

(i)    the expression “retail investor” means a person who is one (or more) of the following:

(A)    a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(B)    a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; and

(ii)    the expression “MiFID II” means Directive 2014/65/EU, as amended and the expression “Insurance Distribution Directive” means Directive (EU) 2016/97, as amended.

(d)    Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “United Kingdom MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the United Kingdom MiFIR Product Governance Rules:

(i)

each of Deutsche Bank AG, London Branch, Merrill Lynch International and J.P. Morgan Securities plc (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the United Kingdom MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus/announcements in connection with the Securities; and

(ii)

[[●] and] the Company note the application of the United Kingdom MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Prospectus/announcements in connection with the Securities.

(e)    Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “EU Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the EU Product Governance Rules:

(i)

each of Deutsche Bank AG, London Branch, and [●] (each an “EU Manufacturer” and together the “EU Manufacturers”) acknowledges to each other EU Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and

(ii)

[[●] and] the Company note the application of the EU Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturers and the related information set out in the Prospectus/announcements in connection with the Securities.

3.    Public Offering. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the Managers’ judgment is advisable. The Company is further advised by the Managers that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.    Payment and Delivery.

(a)    The purchase price specified in Schedule I hereto for all Securities to be purchased as provided herein will be paid by the Lead Managers to the Company at 9:00 A.M., London time, on May 19, 2021, or at such other time or place on the same or such other date as the Company and the Lead Managers may agree (the “Closing Date”), with any transfer taxes payable in connection with the sale of the Securities to be duly paid by the Company, against the delivery of a global certificate (the “Registered Global Certificate”), duly executed and registered in the name of [BT Globenet Nominees Limited], as nominee, and in or substantially in the form provided in the Indenture to Deutsche Bank Trust Company Americas, as Common Depositary (the “Common Depositary”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The Registered Global Certificate will be made available for inspection by the Lead Managers not later than 9:00 A.M., New York time, on the business day prior to the Closing Date.

(b)    Against delivery of the Registered Global Certificate, the Lead Managers will, on the Closing Date, give instructions to the Common Depositary to arrange for the payment to the Company on the Closing Date of the net purchase price for the Securities as aforesaid.

(c)    In connection with the issuance of the Securities, the Company hereby authorizes Deutsche Bank AG, London Branch as the Stabilizing Manager (the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) to over-allot securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail in accordance with applicable laws and regulations. However, the Company acknowledges and agrees that there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. The Company hereby acknowledges and agrees that any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager.

5.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the

Time of Sale Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the final term sheet substantially in the form of Schedule III hereto, and any material required to be filed by the Company pursuant to Rule 433 under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any issuer free writing prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Lead Managers’ reasonable satisfaction.

(d)    The Underwriters shall have received on the Closing Date an opinion of Foley & Lardner LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(e)    The Underwriters shall have received on the Closing Date an opinion of the General Counsel or the Corporate Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(f)    The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

The opinion of counsel for the Company described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)    On or prior to the Closing Date, the Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(i)    On or prior to the Closing Date, an application for the listing of the Securities shall have been submitted to the New York Stock Exchange ( the “NYSE”).

(j)    On or prior to the date of this Agreement and on the Closing Date, the Company shall have furnished to the Lead Managers a certificate of Kevin A. Nowlan, Executive Vice President and Chief Financial Officer of the Company, each in form and substance satisfactory to the Underwriters.

6.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to the Managers at their request, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Securities may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request.

(h)    To make generally available to the Company’s security holders and the Managers as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, including any charges of Clearstream or Euroclear in connection therewith, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all fees and expenses in connection with the listing of the Securities on the NYSE and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)    If the third anniversary of the date hereof occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)    During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(l)    To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form as set forth in Schedule III hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m)    The Company will not issue, without the prior written consent of the Lead Managers, on behalf of the Underwriters, any press or other public announcement referring specifically to the proposed issuance of, or the terms of, the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Company, the Underwriters, the Lead Managers or any other entity undertaking stabilization in connection with the issuance of the Securities) and the Company authorizes the Lead Managers to make all appropriate disclosure in relation to stabilization instead of the Company.

(n)    The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through Clearstream and Euroclear.

(o)    The Company will use its reasonable best efforts to cause the Securities to be listed for trading on the NYSE as promptly as practicable after the issuance of the Securities.

(p)    The Company will not use any portion of the proceeds of the offering, directly or indirectly, in violation of the FCPA, the OECD Anti-Bribery Convention or the Bribery Act, or any similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

7.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of the Underwriters and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(d)    To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this

Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.    Termination. The Underwriters may terminate this Agreement, by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT LLC, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Managers’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non- defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.    Stabilization. (a) In connection with the issuance of the Securities, the Company hereby confirms the authority of the Stabilizing Manager, as defined in Section 4(c), to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures, including as it forms part of United Kingdom domestic law by virtue of the EUWA.

(b)    If the Stabilizing Manager (or persons acting on its behalf), in connection with the distribution of the Securities, offers Securities in excess of the aggregate principal amount to be issued or effects transactions with a view to supporting the market price of the Securities at levels other than those which might otherwise prevail in the open market, such person(s) shall not in doing so be deemed to act as an agent of the Company. The Company will not as a result of any action taken by the Stabilizing Manager (or persons acting on its behalf), under this clause be obliged to issue Securities in excess of the aggregate amount of Securities to be issued under this Agreement, nor shall the Company be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization.

12.    Agreement Among Managers. By executing this Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1: Fixed-Price Non Equity-Related Issues - New York Law Schedule (the “AAM”), subject to any amendment agreed in writing amongst the managers prior to the execution of this Agreement. Clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced by Section 10 of this Agreement, and in the event of any conflict between the provisions of the AAM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AAM, “Managers” means the Underwriters and the Lead Managers shall be the “Lead Managers,” “Settlement Lead Manager” and “Stabilizing Manager” mean Deutsche Bank AG, London Branch and “Subscription Agreement” means this Agreement.

13.    Contractual Recognition of Bail-in.

(a)    Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of EU Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(i)    the effect of the exercise of any EU Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party under this Agreement, which exercise (without limitation) may include and result in any of the following, or some combination thereof:

(A)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(C)    the cancellation of the BRRD Liability; or

(D)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any EU Bail-in Powers by the Relevant Resolution Authority.

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, supplemented or replaced from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the Bail-in Legislation may be exercised.

“BRRD Party” means any party hereto that is subject to EU Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“EU Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation.

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any EU Bail-in Powers as defined in this Section 13(a).

(b)    Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges, accepts and agrees that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority and acknowledges, accepts, and agrees to be bound by:

(i)    the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)    the reduction of all, or a portion, of such UK Bail-in Liability or outstanding amounts due thereon;

(B)    the conversion of all, or a portion, of such UK Bail-in Liability into shares, other securities or other obligations of the relevant party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(C)    the cancellation of such UK Bail-in Liability; and/or

(D)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)    the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

14.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)    The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

16.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Lead Managers at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

* ** * * * ** * * * *

Please confirm your agreement by signing a copy of this Underwriting Agreement in the space set forth below.

Very truly yours,

BORGWARNER INC.

By:	/s/ Craig D. Aaron
Name:	Craig D. Aaron
Title:	Vice President and Treasurer

Accepted as of the date hereof

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

By:	/s/ Helene Jolly
Name: Helene Jolly
Title: Managing Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Authorised Signatory

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

SCHEDULE I

Managers:	Deutsche Bank AG, London Branch Merrill Lynch International J.P. Morgan Securities plc

Managers authorized to release the lock up Section 6(k):	Deutsche Bank AG, London Branch Merrill Lynch International J.P. Morgan Securities plc

Managers authorized to appoint counsel Section 8(c):	Deutsche Bank AG, London Branch Merrill Lynch International J.P. Morgan Securities plc

Indenture:	Indenture dated as of September 23, 1999 between the Company and the Trustee, as supplemented by the Eighth Supplemental Indenture, to be dated as of May 19, 2021, between the Company and the Trustee

Trustee:	Deutsche Bank Trust Company Americas

Registration Statement File No.:	Registration Statement on Form S-3 (No. 333-236478)

Time of Sale Prospectus:	Means collectively: Prospectus dated February 18, 2020, relating to the Shelf Securities;

The preliminary prospectus supplement dated May 12, 2021 relating to the Securities Term Sheet dated May 12, 2021

Securities to be purchased:	1.000% Senior Notes due 2031 (the “Notes”)

Aggregate Principal Amount of Securities:	€1,000,000,000

Purchase Price:	98.386% of the principal amount thereof, plus accrued interest, if any, from May 19, 2021

Maturity:	May 19, 2031

Interest Rate:	1.000% per annum, accruing from May 19, 2021

Interest Payment Dates:	May 19 of each year, commencing May 19, 2022

Closing Date and Time:	May 19, 2021 9:00 a.m., London time

Closing Location:	Mayer Brown LLP 71 S. Wacker Dr. Chicago, IL 60606

Address for Notices to Managers:

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: DCM Syndicate Desk

Tel: +44-207 545 4361

Email: mtn_updates.london@list.db.com

Merrill Lynch, International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Telephone: +44-20-7995-3966

Facsimile: +44-20-7995-0048

Email: dcm_london@bofa.com

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Attention: Head of International Syndicate

Email: emea_syndicate@jpmorgan.com

with a copy to:

Mayer Brown LLP 71 S. Wacker Dr. Chicago, IL 60606 Attention: Edward S. Best, Esq.

Address for Notices to the Company:	BorgWarner Inc. 3850 Hamlin Road Auburn Hills, MI 48326

Attention: General Counsel with a copy to: Foley & Lardner LLP 777 E. Wisconsin Ave. Milwaukee, Wisconsin 53202 Attention: Patrick G. Quick

SCHEDULE II

Underwriter	Principal Amount of Notes To Be Purchased
Deutsche Bank AG, London Branch	€333,334,000
Merrill Lynch International	333,333,000
J.P. Morgan Securities plc	333,333,000

Total	€1,000,000,000

SCHEDULE III

Form of Final Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-236478

Issuer Free Writing Prospectus dated May 12, 2021 relating to

Preliminary Prospectus Supplement dated May 12, 2021

(To Prospectus dated February 18, 2020)

€1,000,000,000 1.000% Senior Notes due 2031

Final Term Sheet

May 12, 2021

Issuer:	BorgWarner Inc.

Principal Amount:	€1,000,000,000

Type of Offering:	SEC registered (No. 333-236478)

Trade Date:	May 12, 2021

Settlement Date:	May 19, 2021 (T+5)

Anticipated Ratings*:	Moody’s: Baa1 (Stable) / S&P: BBB (Negative Outlook) / Fitch: BBB+ (Stable)

Listing:	The Issuer intends to apply to list the Senior Notes on the New York Stock Exchange, although no guarantee can be given that such listing will be obtained

Stated Maturity Date:	May 19, 2031

Coupon (Interest Rate):	1.000% per annum

Interest Payment Dates:	Annually on May 19, commencing on May 19, 2022

Currency of Payment:	Euro

Price to Public (Issue Price):	98.936%

Net Proceeds (Before Expenses):	98.386% / €983,860,000

Spread to Benchmark Bund:	+124.8 bps

Benchmark Bund:	DBR 0.000% due February 15, 2031

Benchmark Bund Price and Yield	101.33%;-0.135%

Spread to Mid Swaps:	+95 bps

Mid Swaps Yield:	0.163%

Yield to Maturity:	1.113%

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Make-Whole Call:

The Issuer may redeem the Senior Notes at its option at any time, in whole or from time to time in part, at a redemption price equal to the sum of:

•  100% of the principal amount of the Senior Notes being redeemed plus unpaid interest, if any, accrued thereon to, but excluding, the redemption date; and

•  a Make-Whole Amount (as defined in the preliminary prospectus supplement, dated May 12, 2021 (the “Preliminary Prospectus Supplement”)), if any, with respect to such Senior Notes.

For purposes of calculating the “Make-Whole Amount,” the “Reinvestment Rate” (as defined in the Preliminary Prospectus Supplement) means the Comparable Government Bond Rate (as defined in the Preliminary Prospectus Supplement) plus 0.20%.

If the Senior Notes are redeemed on or after February 19, 2031, (three months prior to the stated maturity date of the Senior Notes) the optional redemption price will not include the Make-Whole Amount.

Par Call	At any time on or after February 19, 2031 (three months prior to the maturity date of the Senior Notes)

Redemption for Tax Reasons:	The Issuer may, at its option, redeem all, but not less than all, of the Senior Notes in the event of certain changes in the tax law of the United States (or any taxing authority thereof or therein), which would obligate the Issuer to pay additional amounts, at a redemption price equal to 100% of the principal amount of the Senior Notes plus unpaid interest, if any, accrued thereon to, but excluding, the redemption date.

Denominations:	€100,000, and integral multiples of €1,000 in excess thereof

ISIN/Common Code:	XS2343846940 / 234384694

Joint Book-Running Managers:	Deutsche Bank AG, London Branch Merrill Lynch International J.P. Morgan Securities plc

MiFID II Target Market:	MiFID II / UK MiFIR professionals/ECPs-only/No PRIIPs / UK PRIIPs KID – Manufacturer target market (MIFID II product governance / UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs / UK PRIIPs key information document (KID) has been prepared as not available to retail investors in the EEA or the United Kingdom.

Stabilisation:	FCA/ICMA

*Note: None of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

The issuer expects that delivery of the Senior Notes will be made to purchasers on or about May 19, 2021, which will be the 5th business day following the date of the Preliminary Prospectus Supplement. Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days, unless the parties to any such trade expressly agree otherwise. Also under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes prior to the delivery will be required, by virtue of the fact that the Senior Notes initially settle on the 5th business day after the date of the Preliminary Prospectus Supplement, to specify alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Senior Notes who wish to trade the Senior Notes prior to their date of delivery should consult their advisors.

The issuer has filed a registration statement including a prospectus and prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Deutsche Bank AG, London Branch toll free at 1-800-503-4611; Merrill Lynch International toll free at 1-800-294-1322 or J.P. Morgan Securities plc at +44-207-134-2468;.

Any underwriter that is not a broker-dealer registered with the Securities and Exchange Commission will only make sales of the Senior Notes in the United States through one or more registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any UK Retail Investor in the United Kingdom. For these purposes, a UK Retail Investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the United Kingdom Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to UK Retail Investors in the United Kingdom has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any UK Retail Investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Senior Notes has led to the conclusion that: (i) the target market for the Senior Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Senior Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Senior Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Senior Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Senior Notes has led to the conclusion that: (i) the target market for the Senior Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the Senior Notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Senior Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.